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                                                                  Exhibit 10.20


                             EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (hereinafter called this "Agreement") is entered into effective as of June 1, 1998 (the "Effective Date"), by and between MARINER ENERGY, INC. (hereinafter called "Company") and L. V. McGuire (hereinafter called "Employee").

         WHEREAS, Company desires to employ Employee upon the terms and conditions set forth herein; and

         WHEREAS, Employee desires to be employed by Company upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1.       Employment.

                  Company hereby employs Employee to serve as Senior Vice President - Operations of Company. The permanent place of Employee's employment shall be at a location within a 50-mile radius of the central business district of the City of Houston, Texas; provided, however, Employee shall be required to undertake such ordinary and usual travel as is necessary to properly discharge his duties and responsibilities hereunder. Employee hereby accepts such employment, and agrees to serve Company faithfully, diligently and in a good and workmanlike manner.

         2.       Term.

                  The term of employment shall be for a term of three (3) years beginning on the Effective Date, subject, however, to the provisions of paragraph 3.

         3.       Extension and Termination.

                  3.1 If either Employee or Company elects to terminate this Agreement at the end of the term stated in paragraph 2, or at the end of any extended term hereof as hereinafter provided, notice of the election to terminate shall be given to the other party no later than six (6) months before the end of this Agreement. If no notice is given by either party, the term, or extended term, of this Agreement shall be deemed to have been extended for an additional six (6) months.

                  3.2 In the event Company elects to terminate this Agreement as provided in paragraph 3.1 above:

                           3.2.1 Company shall pay to Employee his salary and other benefits provided elsewhere in this Agreement for Employee's services


EMPLOYMENT AGREEMENT--L. V. McGUIRE

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                                    rendered to Company hereunder through the
                                    end of such term or extended term.

                           3.2.2 Company shall pay to Employee, on or before the last day of his employment hereunder, a lump sum cash payment equal to nine (9) months' salary at Employee's monthly rate for the month immediately preceding the month in which Company elects to terminate this Agreement.

                           3.2.3 Company shall pay to Employee, on or before the last day of his employment hereunder, a lump sum cash payment for all (a) vacation time carried forward from a previous year in accordance with paragraph 8, and (b) all earned and unused vacation time for the then current year. Earned vacation time shall, for the purpose of this paragraph, be calculated by dividing the number of days in the calendar year which have transpired by 365, and then multiplying the result by the number of vacation days to which Employee is entitled for that year pursuant to paragraph 8.

                  3.3 In the event Employee elects to terminate this Agreement as provided in paragraph 3.1 above:

                           3.3.1 Employee agrees to serve to the end of the term, or extended term hereof, unless waived by Company.

                           3.3.2    The provisions of paragraphs 3.2.1 and
                                    3.2.3 shall be applicable, but Employee
                                    shall not be entitled to the payment
                                    provided for in paragraph 3.2.2.

                  3.4 Company may at its option consent to a request by Employee to terminate this Agreement at a time other than that stated in paragraph 2, as extended, in which case the date requested by Employee and agreed to by Company will be the end of the term of this Agreement and the provisions of paragraph 3.3 shall be applicable.

                  3.5 Company may terminate this Agreement for "Cause" (as hereinafter defined in this paragraph 3.5) upon written notice of such termination to Employee by Company. Any termination of this Agreement by Company for Cause shall be effective thirty (30) days after written notice of termination for Cause is given by Company to Employee. If Company terminates this Agreement for Cause, Company shall have no liability or obligation to Employee thereafter under this Agreement except for the payment of his salary and other benefits through the month of discharge, prorated in the case of salary for the month of discharge on a daily basis to the date of termination. As used in this Agreement, the term "Cause" means (a) Employee is found guilty


EMPLOYMENT AGREEMENT--L. V. McGUIRE

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                           of, admits in writing facts amounting to, or is held
                           civilly liable for fraud, embezzlement or dishonesty, (b) Employee is convicted of a felony involving a crime of moral turpitude or any other felony if the Board of Directors of the Company in good faith determines that the continued employment of the Employee would be materially detrimental to the Company (in any case which felony through lapse of time or otherwise is not subject to appeal), (c) Employee knowingly discloses trade secrets or confidential Company matters to unauthorized persons, (d) Employee willfully breaches or habitually neglects any duties he is required to perform under the terms of this Agreement and any such breach or neglect is not cured within thirty
                           (30) days after Company has provided Employee with written notice of such breach or neglect, (e) Employee materially breaches any of the other material terms of this Agreement and any such breach is not cured within thirty (30) days after the Company has provided Employee with written notice of such breach, and (f) the occurrence of an action or finding described in paragraph 17, except as otherwise provided in paragraph 17. The waiver by Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

                  3.6 In the event Company terminates this Agreement or discharges Employee other than as provided in paragraphs 3.1, 3.4 or 3.5 above, Employee shall be entitled to receive on the date of such termination or discharge:

                           3.6.1 A lump sum cash payment equal to Employee's salary, at Employee's monthly rate for the month immediately preceding the month in which such termination or discharge occurs, for the unexpired portion of the term or extended term hereof then in effect.

                           3.6.2 The payments and other benefits provided for in paragraphs 3.2.2 and 3.2.3 hereof.

                  3.7 In the event Employee terminates this Agreement for "Good Reason" (as defined in paragraph 3.9), and prior to such termination Employee has not terminated this Agreement under paragraph 3.1 hereof, Employee shall be entitled to receive from Company on the date of such termination:

                           3.7.1 A lump sum cash payment equal to Employee's salary, at Employee's monthly rate in effect at the effective time of such termination (but prior to giving effect to any reduction therein which precipitated such termination), for the unexpired portion of the term or extended term hereof then in effect.


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                           3.7.2    A lump sum cash payment equal to nine (9)
                                    months' salary, at Employee's rate in
                                    effect at the time of such termination (but prior to giving effect to any reduction therein which precipitated such termination).

                           3.7.3 The payments and other benefits provided for in paragraph 3.2.3.

                  3.8 Any termination of this Agreement by Employee for Good Reason shall be effective thirty (30) days after written notice of termination for Good Reason is given by Employee to Company

                  3.9 As used in this Agreement, the term "Good Reason" means any one or more of the following events has occurred:

                           3.9.1 The assignment to Employee of any duties materially inconsistent with Employee's position (including office, title and reporting requirements), authority, duties or responsibilities with Company or any other action that results in a material diminution in, or interference with, such position, authority, duties or responsibilities, and any such assignment or action is not cured within thirty (30) days after Employee has provided Company with written notice of such assignment or action;

                           3.9.2 The failure to continue to provide Employee with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) (a) that are both commensurate with Employee's responsibilities to and position with Company and not materially dissimilar to the office space, related facilities and support personnel provided to other employees of Company having comparable responsibility to that of Employee or (b) that are physically located at Company's principal executive offices, and any such failure is not cured within thirty (30) days after Employee has provided Company with written notice of such failure;

                           3.9.3 Any (a) reduction in Employee's monthly salary as established in paragraph 5 (including subsequent increases), (b) reduction in, or failure to allow or continue Employee's participation in, any employee benefit plan or program (except when such benefit plan or program is replaced with another benefit plan, program or arrangement that provides Employee, in the aggregate, with reasonably comparable benefits) in which Employee is participating or is eligible to participate prior to such reduction or failure (other than as a result of the expiration of such plan or program), and any such reduction, discontinuance or failure is not cured within thirty (30) days after


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                                    Employee has provided Company with written
                                    notice of such reduction or failure;

                           3.9.4 The relocation of Employee's or Company's principal office and principal place of Employee's performance of his duties and responsibilities to a location more than 50 miles outside of the central business district of the City of Houston, Texas; or

                           3.9.5 A breach of any material provision of this Agreement by Company (other than any breach described in paragraphs 3.9.1, 3.9.2, 3.9.3, and 3.9.4) which is not cured within thirty (30) days after Employee has provided Company with written notice of such breach.

         4.       Confidential Information.

                  4.1 Employee agrees that he will, during the term of this Agreement, and for a period of four (4) years from the date of termination of his employment hereunder, keep secret and confidential and not disclose to any party not a party to this Agreement, land or lease data, geological or geophysical data, well data or any other information which he may receive as a result of the performance of his duties hereunder, except when disclosure is necessary for the performance of his duties to Company hereunder. This paragraph shall not apply to information that is in the public domain through no action of Employee.

                  4.2 Upon termination of this employment hereunder, Employee shall promptly deliver to Company all written information and documents (whether confidential or not), and all copies thereof, relating to Company's business and activities and which are in the possession of or under the control of Employee.

         5.       Salary.

                  As compensation for his services rendered to Company hereunder, Company shall pay to Employee a salary at the rate of $15,833.33 per month. Employee's salary may be reviewed at such times as may be determined by Company, and Company may at its discretion increase this salary. Employee's salary shall be paid in two equal monthly installments, payable on the fifteenth and last days of each month (or on the first business day of Company thereafter if any such payment date is not a business day of Company), subject to any and all necessary withholdings and deductions.

         6.       Automobile Allowance.

                  Company agrees to pay an automobile allowance of $250.00 dollars per month to Employee. In addition to such monthly allowance, Company shall pay, in accordance


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                  with Company policy, for all gasoline, insurance and
                  maintenance required for use of the automobile.

         7.       Business Expenses.

                  Employee is authorized to incur reasonable business expenses in accordance with Company's policies as may be established from time to time for promoting the business of Company, including expenditures for entertainment and travel. Company shall reimburse Employee from time to time for all such business expenses in accordance with those policies adopted by Company which include, but are not limited to, the requirement that Employee timely present to Company:

                  7.1      The amount of the expenditure;

                  7.2      The time, place and description of the expense;

                  7.3 The business reason for the expenditure and business benefit derived or expected to be derived therefrom; and

                  7.4 The name and occupation of the person or persons entertained to establish the business relationship with Company.

                  With respect to any reimbursable business expense contemplated above exceeding twenty-five dollars ($25.00), Employee will furnish documentary evidence of such expense to Company.

         8.       Vacation.

                  Employee shall be entitled to an annual vacation leave of twenty (20) days per calendar year at full pay. The timing and use of such vacation days shall be requested by Employee and approved by Company in accordance with its policy. Up to five (5) days of vacation leave may be carried over from one calendar year to the next calendar year. Employee shall not be entitled to receive payment in lieu of unused vacation time except as otherwise provided herein. With prior approval, vacation may be deferred if business matters keep Employee from taking his normal vacation.

         9.       Annual Bonus; Stock Options.

                  9.1 In addition to the salary provided for in paragraph 5 hereof (the "Base Salary"), Employee shall be eligible to receive, for each calendar year or portion thereof occurring during the term of this Agreement, an annual cash bonus based on performance (the "Annual Bonus") in an amount up to forty percent (40%) of the Base Salary for such calendar year or portion thereof (or such greater percentage of such Base Salary as the Board of Directors or the Committee may, in its discretion, determine) upon approval of such Annual Bonus by the Board of Directors of Company (the "Board of Directors") or


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                           a committee of the Board of Directors designated by
                           the Board of Directors (the "Committee"). The amount of any such Annual Bonus shall be determined by the Board of Directors or the Committee, as the case may be, in accordance with the cash incentive compensation program of Company in effect with respect to such determination. The Annual Bonus shall be paid to Employee, less such amounts as shall be required to be deducted or withheld therefrom by applicable law and regulations, at such time or times as is in accordance with the then prevailing policy of Company relating to cash incentive compensation payments.

                  9.2 As of the Effective Date, Company shall, or shall cause Mariner Holdings Inc. to, grant to Employee stock options for 9,120 shares of the common stock of Mariner Holdings, Inc. ("Parent Common Stock") pursuant to the Mariner Holdings Inc. 1996 Stock Option Plan. To the fullest extent possible, the options granted to Employee shall be incentive stock options, and otherwise shall be non-qualified stock options. The terms, conditions and restrictions with regard to such stock options shall be evidenced by an Incentive Stock Option Agreement (as to the qualified stock options) and a Nonstatutory Stock Option Agreement (as to be nonqualified stock options), substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively, which are incorporated herein by reference and their terms, conditions and restrictions shall be considered a part of this Agreement.

         10.      Insurance.

                  Employee shall be eligible for participation in such insurance programs as Company shall institute from time to time covering medical and dental expenses and such life and accidental death and dismemberment insurance programs as Company shall institute from time to time. Payment of premiums for such coverages shall be in accordance with Company policy covering all employees as may be established from time to time by Company. Employee shall also be eligible for participation in such retirement, pension, deferred compensation and other benefit programs the Company shall initiate from time to time.

         11.      Outside Activities.

                  During the term or extended term of this Agreement, Employee shall devote all of his working time, energy and talents to the due discharge and performance of his duties hereunder, at the direction and subject to the control of Company, and shall perform such services and duties as shall reasonably be required from him from time to time by Company. Employee agrees that he will not knowingly become involved in a conflict of interest with Company or its subsidiaries, or upon discovery thereof, allow such a conflict to continue. Moreover, Employee agrees to provide Company a statement of all other directorships Employee holds, with a brief description of the business activities of each organization. This statement shall be provided on or


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                  before December 31 of each year. If, in the opinion of
                  Company, a conflict of interest exists between Company (and its affiliates) and the organization in which the Employee holds a directorship, Company can require Employee to resign the outside directorship.

         12.      Right to Invest.

                  Nothing in this Agreement is intended or shall be construed to limit Employee's right (i) to engage in passive personal investments, including, but not limited to, holding as an investment not more than five percent (5%) of any class of the issued and outstanding and publicly traded (on a recognized national or regional securities exchange or in the over-the-counter market) capital stock or other securities of any corporation or other entity that conducts activities that compete with the business of Company or any affiliate of Company; or (ii) to invest, individually or with others, in oil and gas prospects, subject, however, in the case of oil and gas prospects to the following conditions:

                  12.1 Company must have first had the right and opportunity to purchase all of the interest in any prospect made available to Employee, even if this would preclude Employee's participation.

                  12.2 Company must have made known its election either to participate in less than the full interest made available to Employee and have no desire to acquire an additional interest, or declined to participate at all in the prospect. If Company elects to participate in less than the full interest made available to Employee, Employee may invest in the portion of such interest not acquired by Company.

                  12.3 Employee must purchase his interest in the oil and gas prospect on terms which are no more favorable than those made available to Company.

         13.      Disability During Employment.

                  If Employee shall become unable to perform his duties by reason of disability, he shall be entitled to receive, in addition to any insurance benefits he may receive, all of his salary for the first one (1) month of his disability, and one-half (1/2) of his salary for the next three (3) months of disability. Periods of disability shall not be cumulative so long as they are separated by at least ninety (90) days of continuous service.

                  The term "disability" shall mean disability which, in the opinion of a doctor satisfactory to Company, renders Employee unable to perform his duties hereunder as evidenced by such doctor's certificate. The date disability commences shall be the date Employee first absents himself from work during a continuous period of disability.


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         14.      Merger or Acquisition.

                  In the event Company should be acquired by or merged into another company, by signature of Company's authorized representatives, Company hereby agrees that this Employment Agreement shall be binding upon Company, its successors and assigns, and shall be disclosed to any party considering merger with, or acquisition of, Company.

         15.      Arbitration.

                  15.1 If a dispute arises out of or related to this Agreement and the dispute cannot be settled through direct discussions, Company and Employee agree that they shall first endeavor to settle the dispute in an amicable fashion. If such efforts fail to resolve the dispute, the dispute shall, except as otherwise provided in paragraph 19, be resolved as follows:

                           15.1.1 Except as provided in paragraph 15.1.2 below, any and all claims, demands, cause of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving Company, Employee, and/or their respective representatives, even though some or all of such claims allegedly are extracontractual in nature, whether such claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association (the "AAA"). The arbitration proceeding shall be conducted in Houston, Texas. The arbitration may be initiated by either party by providing to the other a written notice of arbitration specifying the claims, and the parties shall thereafter endeavor to agree on an arbitrator. If within thirty (30) days of the notice of initiation of the arbitration procedure, the parties are unable to agree on an arbitrator, the party requesting arbitration shall file a request with the AAA that the Houston, Texas office of the AAA provide a list of potential arbitrators to both parties. The parties shall thereafter have sixty (60) days to select an arbitrator from such list, with such selection to be by mutual agreement. If the parties fail to select an arbitrator within such time by mutual agreement, then either party may request that the Chief Judge of the U.S. District Court for the Southern District of Texas appoint an arbitrator, and any such appointment shall be binding. The arbitrator, utilizing the Commercial Arbitration Rules of the American Arbitration Association, shall within 120 days of his or her selection, resolve all


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                                    disputes between the parties. There shall
                                    be no transcript of the hearings before the arbitrator. The arbitrator's decision shall be in writing, but shall be as brief as possible. The arbitrator shall not assign the reasons for his or her decision. The arbitrator's decision shall be final and non-appealable to the maximum extent permitted by law. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. This agreement to arbitrate shall be enforceable in either federal or state court. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including but not limited to, the construction and interpretation of this agreement to arbitrate, the issues subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act and shall be decided by the arbitrator. In deciding the substance of any such claims, the arbitrator shall apply the substantive laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other State's law); provided, however, it is expressly agreed that the arbitrator shall have no authority to award treble, exemplary, or punitive damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any, to recover treble, exemplary, or punitive damages in connection with any such claims.

                           15.1.2 Notwithstanding the agreement to arbitrate contained in paragraph 15.1.1 above, in the event that either party wishes to seek a temporary restraining order, a preliminary or temporary injunction, or other injunctive relief in connection with any or all such claims, demands, cause of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving Company, Employee, and/or their respective representatives, including disputes arising out of a breach or alleged breach of paragraph 4 or 16, even though some or all of such claims allegedly are extra-contractual in nature, whether such claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, each party shall have the right to pursue such injunctive relief in court, rather than by arbitration. The parties agree that such action for a temporary restraining order, a preliminary or temporary injunction, or other injunctive relief will be brought in the State or federal courts residing in Houston, Harris County, Texas.


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                  15.2     The Company shall pay all costs and expenses of
                           Company and Employee (including, but not limited to, attorneys' fees, the fees of the arbitrator and the AAA and any other related costs) for any arbitration proceeding or legal action; provided, however, that if in any such arbitration proceeding or legal action, the arbitrator or court, respectively, determines that Employee has prosecuted or defended any issue in such proceeding or action in bad faith, the arbitrator or court, respectively, may allocate the portion of such costs and expenses relating to such issue between the parties in any other manner deemed fair, equitable and reasonable by the arbitrator or court, respectively.

         16.      Noncompetition Obligations.

                  16.1 As part of the consideration for the compensation and benefits to be paid to Employee hereunder, and as an additional incentive for Company to enter into this Agreement, Company and Employee agree to the non-competition obligations hereunder. Employee will not, directly or indirectly for Employee or for others:

                           16.1.1 in any geographic area or market where Company or any of its subsidiaries are conducting any business as of the date of termination of the employment relationship or have during the previous twelve months conducted such business, engage in any business competitive with any such business; or

                           16.1.2 in any geographic area or market where Employee knew Company contemplated entering any business as of the date of termination of the employment relationship, but only if Company had, as of such date, invested significant resources toward entering into such business in such geographic area or market, engage in any business competitive with any such business;

                           16.1.3 render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with Company's business within the parameters described in paragraphs 16.1.1 and 16.1.2 above with respect to such competitive business; or

                           16.1.4 induce any employee of Company or any of its subsidiaries to terminate his or her employment with Company or its subsidiaries, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Company.

                           These non-competition obligations shall commence upon the date of execution of this Agreement and extend until the earlier of (a) the expiration of the term of this Agreement (or any extended term) or
                           (b) twelve (12)


EMPLOYMENT AGREEMENT--L. V. McGUIRE
                           months after termination of the employment relationship; provided, however, that notwithstanding anything contained in this paragraph 16 to the contrary, such obligations shall only apply after the termination of employment if the termination of employment results from termination for Cause by Company under paragraph 3.5 or voluntary termination without Good Reason by Employee (it being understood and agreed that termination of this Agreement by Employee under paragraph 3.1 shall not, for purposes of this paragraph 16, constitute voluntary termination without Good Reason by Employee).

                  16.2 Employee understands that the foregoing restrictions may limit Employee's ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Employee will receive sufficiently high renumeration and other benefits under this Agreement to justify such restriction. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article by Employee, and Company shall be entitled to enforce the provisions of this Agreement and/or to specific performances and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article, but shall be in addition to all remedies available at law or in equity to Company, including, without limitation, the recovery of damages from Employee and Employee's agents involved in such breach and remedies available to Company pursuant to other agreements with Employee.

                  16.3 It is expressly understood and agreed that Company and Employee consider the restrictions contained in this paragraph 16 to be reasonable and necessary. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

         17.      Foreign Corrupt Practices Act.

                  Employee shall at all times comply with the United States Foreign Corrupt Practices Act, generally codified in 15 USC 78 (FCPA), as the FCPA may hereafter be amended, and/or its successor statutes. If Employee pleads guilty to or nolo contendere or admits civil or criminal liability under the FCPA, or if a court finds that Employee committed an action resulting in any Company entity having civil or criminal liability or responsibility under the FCPA with knowledge of the activities giving rise to such liability or knowledge of facts from which Employee should have reasonably inferred the activities giving rise to liability had occurred or were likely to occur, such action or finding shall constitute Cause for termination by Company under paragraph 3.5 of this Agreement unless Company's Board of Directors


EMPLOYMENT AGREEMENT--L. V. McGUIRE
                  determines that the actions found to be in violation of the FCPA were taken in good faith and in compliance with all applicable policies of Company.

         18.      Survival.

                  The provisions of paragraphs 4 and 16 shall survive any termination of the employment relationship and/or of this Agreement for the periods stated therein. The provisions of paragraph 15 relating to arbitration shall survive any termination of the employment relationship between Employee and Company and the termination of this Agreement. Amounts, compensation, rights and benefits which Employee is entitled to receive or have accrued to Employee under this Agreement or under any plan, program, arrangement, agreement or policy of or with Company or any of its affiliates before, at or subsequent to the termination of the employment relationship between Employee and Company or the termination of this Agreement shall not be superseded and shall survive any such termination.

         19.      Certain Additional Payments by Company.

                  19.1 Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by Company or any of its affiliates to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (any such payments or distributions being individually referred to herein as a "Payment," and any two or more of such payments or distributions being referred to herein as "Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (such excise tax, together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts, being collectively referred herein to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment or payments (individually referred to herein as a "Gross-Up Payment" and any two or more of such additional payments being referred to herein as "Gross-Up Payments") in an amount such that after payment by Employee of all taxes (as defined in paragraph 19.11) imposed upon the Gross-Up Payment, Employee retains an amount of such Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  19.2 Subject to the provisions of paragraph 19.3 through 19.11, any determination (individually, a "Determination") required to be made under this paragraph 19, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall initially be made, at Company's expense, by nationally recognized tax counsel mutually acceptable to Company and Employee ("Tax Counsel"). Tax Counsel shall provide detailed supporting legal authorities, calculations, and documentation both to Company and


EMPLOYMENT AGREEMENT--L. V. McGUIRE

                           Employee within 15 business days of the termination of Employee's employment, if applicable, or such other time or times as is reasonably requested by Company or Employee. If Tax Counsel makes the initial Determination that no Excise Tax is payable by Employee with respect to a Payment or Payments, it shall furnish Employee with an opinion reasonably acceptable to Employee that no Excise Tax will be imposed with respect to any such Payment or Payments. Employee shall have the right to dispute any Determination (a "Dispute") within 15 business days after delivery of Tax Counsel's opinion with respect to such Determination. The Gross-Up Payment, if any, as determined pursuant to such Determination shall be paid by Company to Employee within five business days of Employee's receipt of such Determination. The existence of a Dispute shall not in any way affect Employee's right to receive the Gross-Up Payment in accordance with such Determination. If there is no Dispute, such Determination shall be binding, final and conclusive upon Company and Employee, subject in all respects, however, to the provisions of paragraph 19.3 through
                           19.11 below. As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that Gross-Up Payments (or portions thereof) which will not have been made by Company should have been made ("Underpayment"), and if upon any reasonable written request from Employee or Company to Tax Counsel, or upon Tax Counsel's own initiative, Tax Counsel, at Company's expense, thereafter determines that Employee is required to make a payment of any Excise Tax or any additional Excise Tax, as the case may be, Tax Counsel shall, at Company's expense, determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Company to Employee.

                  19.3 Company shall defend, hold harmless, and indemnify Employee on a fully grossed-up after tax basis from and against any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgements, settlements, costs and expenses (including reasonable attorneys', accountants', and experts' fees and expenses) with respect to any tax liability of Employee resulting from any Final Determination (as defined in paragraph 19.10) that any Payment is subject to the Excise Tax.

                  19.4 If a party hereto receives any written or oral communication with respect to any question, adjustment, assessment or pending or threatened audit, examination, investigation or administrative, court or other proceeding which, if pursued successfully, could result in or give rise to a claim by Employee against Company under this paragraph 19 ("Claim"), including, but not limited to, a claim for indemnification of Employee by Company under paragraph 19.3, then such party shall promptly notify the other party hereto in writing of such Claim ("Tax Claim Notice").


EMPLOYMENT AGREEMENT--L. V. McGUIRE

                  19.5 If a Claim is asserted against Employee ("Employee Claim"), Employee shall take or cause to be taken such action in connection with contesting such Employee Claim as Company shall reasonably request in writing from time to time, including the retention of counsel and experts as are reasonably designated by Company (it being understood and agreed by the parties hereto that the terms of any such retention shall expressly provide that Company shall be solely responsible for the payment of any and all fees and disbursements of such counsel and any experts) and the execution of powers of attorney, provided that:

                           19.5.1 within 30 calendar days after Company receives or delivers, as the case may be, the Tax Claim Notice relating to such Employee Claim (or such earlier date that any payment of the taxes claimed is due from Employee, but in no event sooner than five calendar days after Company receives or delivers such Tax Claim Notice), Company shall have notified Employee in writing ("Election Notice") that Company does not dispute its obligations (including, but not limited to, its indemnity obligations) under this Agreement and that Company elects to contest, and to control the defense or prosecution of, such Employee Claim at Company's sole risk and sole cost and expense; and

                           19.5.2 Company shall have advanced to Employee on an interest-free basis, the total amount of the tax claimed in order for Employee, at Company's request, to pay or cause to be paid the tax claimed, file a claim for refund of such tax and, subject to the provisions of the last sentence of paragraph 19.7, sue for a refund of such tax if such claim for refund is disallowed by the appropriate taxing authority (it being understood and agreed by the parties hereto that Company shall only be entitled to sue for a refund and Company shall not be entitled to initiate any proceeding in, for example, United States Tax Court) and shall indemnify and hold Employee harmless, on a fully grossed-up after tax basis, from any tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and

                           19.5.3 Company shall reimburse Employee for any and all costs and expenses resulting from any such request by Company and shall indemnify and hold Employee harmless, on fully grossed-up after-tax basis, from any tax imposed as a result of such reimbursement.

                  19.6 Subject to the provisions of paragraph 19.5 hereof, Company shall have the right to defend or prosecute, at the sole cost, expense and risk of Company, such Employee Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by Company to a Final Determination; provided, however, that (i) Company shall not, without


EMPLOYMENT AGREEMENT--L. V. McGUIRE

                           Employee's prior written consent, enter into any compromise or settlement of such Employee Claim that would adversely affect Employee, (ii) any request from Company to Employee regarding any extension of the statute of limitations relating to assessment, payment, or collection of taxes for the taxable year of Employee with respect to which the contested issues involved in, and amount of, the Employee Claim relate is limited solely to such contested issues and amount, and (iii) Company's control of any contest or proceeding shall be limited to issues with respect to the Employee Claim and Employee shall be entitled to settle or contest, in his sole and absolute discretion, any other issue raised by the Internal Revenue Service or any other taxing authority. So long as Company is diligently defending or prosecuting such Employee Claim, Employee shall provide or cause to be provided to Company any information reasonably requested by Company that relates to such Employee Claim, and shall otherwise cooperate with Company and its representatives in good faith in order to contest effectively such Employee Claim. Company shall keep Employee informed of all developments and events relating to any such Employee Claim (including, without limitation, providing to Employee copies of all written materials pertaining to any such Employee Claim), and Employee or his authorized representatives shall be entitled, at Employee's expense, to participate in all conferences, meetings and proceedings relating to any such Employee Claim.

                  19.7 If, after actual receipt by Employee of an amount of a tax claimed (pursuant to an Employee Claim) that has been advanced by Company pursuant to paragraph
                           19.5.2 hereof, the extent of the liability of Company hereunder with respect to such tax claimed has been established by a Final Determination, Employee shall promptly pay or cause to be paid to Company any refund actually received by, or actually credited to, Employee with respect to such tax (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority related thereto), except to the extent that any amounts are then due and payable by Company to Employee, whether under the provisions of this Agreement or otherwise. If, after the receipt by Employee of an amount advanced by Company pursuant to paragraph 19.5.2, a determination is made by the Internal Revenue Service or other appropriate taxing authority that Employee shall not be entitled to any refund with respect to such tax claimed and Company does not notify Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Gross-Up Payments and other payments required to be paid hereunder.

                  19.8 With respect to any Employee Claim, if Company fails to deliver an Election Notice to Employee within the period provided in paragraph 19.5.1 hereof or,


EMPLOYMENT AGREEMENT--L. V. McGUIRE
                           after delivery of such Election Notice, Company fails to comply with the provisions of paragraph 19.5.2, 19.5.3 or 19.6 hereof, then Employee shall at any time thereafter have the right (but not the obligation), at his election and in his sole and absolute discretion, to defend or prosecute, at the sole cost, expense and risk of Company, such Employee Claim. Employee shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested by Employee, Company shall cooperate, and shall cause its affiliates to cooperate, in good faith with Employee and his authorized representatives in order to contest effectively such Employee Claim. Company may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any Employee Claim controlled by Employee pursuant to this paragraph
                           19.8 and shall bear its own costs and expenses with respect thereto. In the case of any Employee Claim that is defended or prosecuted by Employee, Employee shall, from time to time, be entitled to current payment, on a fully grossed-up after tax basis, from Company with respect to costs and expenses incurred by Employee in connection with such defense or prosecution.

                  19.9 In the case of any Employee Claim that is defended or prosecuted to a Final Determination pursuant to the terms of this paragraph 19.9, Company shall pay, on a fully grossed-up after tax basis, to Employee in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Employee Claim that have not theretofore been paid by Company to Employee, together with the costs and expenses, on a fully grossed-up after tax basis, incurred in connection therewith that have not theretofore been paid by Company to Employee, within ten calendar days after such Final Determination. In the case of any Employee Claim not covered by the preceding sentence, Company shall pay, on a fully grossed-up after tax basis, to Employee in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Employee Claim at least ten calendar days before the date payment of such taxes is due from Employee, except where payment of such taxes is sooner required under the provisions of this paragraph 19.9, in which case payment of such taxes (and payment, on a fully grossed-up after tax basis, of any costs and expenses required to be paid under this paragraph 19.9 shall be made within the time and in the manner otherwise provided in this paragraph 19.9.

                  19.10 For purposes of this Agreement, the term "Final Determination" shall mean (A) a decision, judgment, decree or other order by a court or other tribunal with appropriate jurisdiction, which has become final and non-appealable; (B) a final and binding settlement or compromise with an administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code; (C) any disallowance of a claim for refund or credit in respect to an overpayment of tax unless a suit is filed


EMPLOYMENT AGREEMENT--L. V. McGUIRE
                           on a timely basis; or (D) any final disposition by reason of the expiration of all applicable statutes of limitations.

                  19.11 For purposes of this Agreement, the terms "tax" and "taxes" mean any and all taxes of any kind whatsoever (including, but not limited to, any and all Excise Taxes, income taxes, and employment taxes), together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such taxes and any interest in respect of such penalties, additions to tax, or additional amounts.

         20.      No Obligation to Mitigate.

                  Employee shall not be required to mitigate the amount of any payment or other benefit required to be paid to Employee pursuant to this Agreement, whether by seeking other employment or otherwise; nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by Employee as a result of employment by another person or entity.

         21.      Miscellaneous.

                  21.1 This Agreement shall not be modified or amended except in writing and signed by Company and Employee. This Agreement shall be binding upon the heirs, administrators, or executors and the successors and assigns of each party to this Agreement.

                  21.2 The rights and benefits of Employee under the Agreement are personal to him and shall not be assigned or transferred without the prior written consent of Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

                  21.3 All titles or headings of sections or paragraphs or other divisions of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections or paragraphs or other divisions, such content being controlling as to the agreement between the parties hereto.

                  21.4 This Agreement is made and will be performed under, and shall be governed by and construed in accordance with, the law of the State of Texas.

                  21.5 EMPLOYEE AFFIRMS AND ATTESTS BY HIS SIGNATURE TO THIS AGREEMENT THAT HE HAS READ THIS AGREEMENT BEFORE SIGNING IT AND THAT HE FULLY UNDERSTANDS ITS PURPOSES, TERMS AND PROVISIONS, WHICH HE HEREBY EXPRESSLY ACKNOWLEDGED TO BE REASONABLE IN ALL RESPECTS.


EMPLOYMENT AGREEMENT--L. V. McGUIRE

                           EMPLOYEE FURTHER ACKNOWLEDGES RECEIPT OF ONE COPY OF THIS AGREEMENT.

                  21.6 Notices contemplated under this Agreement shall be directed to the following address:

                           If to Company:

                               Mariner Energy, Inc.
                               580 Westlake Boulevard, Suite 1300
                               Houston, Texas 77079

                               Attention:  President and Chief Executive Officer

                           If to Employee:

                               L. V. McGuire
                               266 Promenade East
                               Montgomery, Texas  77356

                           Company and Employee may change the above addresses for notice purposes by notifying the other in writing.

                  21.7 The Company may withhold from any amounts payable under this Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         Executed as of the Effective Date in duplicate originals at Houston, Texas.


Acknowledged by:                        MARINER ENERGY, INC.

/s/ W. Hunt Hodge                       By: /s/ Robert E. Henderson
-------------------------------             -----------------------------------
        W. Hunt Hodge                               Robert E. Henderson
Vice President - Administration                        President and
                                                  Chief Executive Officer

                                                                      "COMPANY"


                                        /s/ L. V. McGuire
                                        ---------------------------------------
                                                     L. V. McGuire

                                                                     "EMPLOYEE"


EMPLOYMENT AGREEMENT--L. V. McGUIRE

                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS






                  We consent to the use of the name of this firm and of certain information contained in our reserve report dated December 31, 1998, prepared for Mariner Energy, Inc. ("Mariner"), in Mariner's Annual Report on Form 10-K for the year ended December 31, 1998.




                                            /s/ RYDER SCOTT COMPANY
                                                 PETROLEUM ENGINEERS




                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS


Houston, Texas
March 30, 1999

[LOGO]   [RYDER SCOTT COMPANY LETTERHEAD]



                                              March 29, 1999



Mariner Energy, Inc.
580 WestLake Park Blvd., Suite 1300
Houston, Texas  77079

Gentlemen:

         At your request, we have prepared an estimate of the reserves, future production, and income attributable to certain leasehold interests of Mariner Energy, Inc. (Mariner) as of January 1, 1999. The subject properties are located in the states of Louisiana, Mississippi, and Texas and in the federal waters offshore Louisiana and Texas. The income data were estimated using the Securities and Exchange Commission (SEC) guidelines for future price and cost parameters.

         The estimated reserves and future income amounts presented in this report are related to hydrocarbon prices. December 1998 hydrocarbon prices were used in the preparation of this report as required by SEC guidelines; however, actual future prices may vary significantly from December 1998 prices. Therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly from the estimated quantities presented in this report. The results of this study are summarized below.

                                 SEC PARAMETERS
                     Estimated Net Reserves and Income Data
                         Certain Leasehold Interests of
                              MARINER ENERGY, INC.
                             As of January 1, 1999

                                                                   Proved
                                           ------------------------------------------------------
                                                   Developed                     Total
                                           --------------------------- --------------------------
                                            Producing    Non-Producing  Undeveloped     Proved
                                           ------------  ------------- ------------  ------------
NET REMAINING RESERVES
Oil/Condensate - Barrels                      2,282,975       582,551     6,472,846     9,338,372
Plant Products - Barrels                         10,329        10,580             0        20,909
Gas - MMCF                                       57,082        28,942        42,871       128,895

INCOME DATA
Future Gross Revenue                       $150,978,685  $ 65,653,902  $157,499,321  $374,131,908
Deductions                                   44,159,398    24,415,844   106,555,833   175,131,075
                                           ------------  ------------  ------------  ------------
Future Net Income (FNI)                    $106,819,287  $ 41,238,058  $ 50,943,488  $199,000,833

Discounted FNI @ 10%                       $ 86,947,896  $ 33,976,023  $ 26,705,382  $147,629,301

         Liquid hydrocarbons are expressed in standard 42 gallon barrels. All gas volumes are sales gas expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located.

March 29, 1999
Page 2


         The future gross revenue is after the deduction of production taxes. The deductions are comprised of the normal direct costs of operating the wells, ad valorem taxes, recompletion costs, development costs, and certain abandonment costs net of salvage. The future net income is before the deduction of state and federal income taxes and general administrative overhead, and has not been adjusted for outstanding loans that may exist nor does it include any adjustment for cash on hand or undistributed income. No attempt was made to quantify or otherwise account for any accumulated gas production imbalances that may exist. Gas reserves account for approximately 74.7 percent of the total future gross revenue from proved reserves. Liquid hydrocarbon reserves account for approximately 25.2 percent and plant product reserves account for the remaining 0.1 percent of total future gross revenue from proved reserves.

         The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded monthly. Future net income was discounted at four other discount rates which were also compounded monthly. These results are shown on each estimated projection of future production and income presented in a later section of this report and in summary form below.

                                            Discounted Future Net Income
                                               As of January 1, 1999
                                            ----------------------------
        Discount Rate                                  Total
           Percent                                     Proved
        -------------                               ------------
             15                                     $130,676,504
             20                                     $116,923,905
             25                                     $105,465,882
             30                                     $ 95,740,539

The results shown above are presented for your information and should not be construed as our estimate of fair market value.

RESERVES INCLUDED IN THIS REPORT

         The proved reserves included herein conform to the definition as set forth in the Securities and Exchange Commission's Regulation S-X Part 210.4-10
(a) as clarified by subsequent Commission Staff Accounting Bulletins. The definition of proved reserves is included in the attached "Reserve Definitions and Pricing Assumptions".

         The proved developed non-producing reserves included herein are comprised of shut-in and behind pipe categories. The various reserve status categories are defined in the attached "Reserve Definitions and Pricing Assumptions".

ESTIMATES OF RESERVES

         In general, the reserves included herein were estimated by performance methods or the volumetric method; however, other methods were used in certain cases where characteristics of the data indicated such other methods were more appropriate in our opinion. The reserves estimated by the performance method utilized extrapolations of various historical data in those cases where such data were definitive. Reserves were estimated by the volumetric method in those cases where there

March 29, 1999
Page 2


were inadequate historical performance data to establish a definitive trend or where the use of production performance data as a basis for the reserve estimates was considered to be inappropriate.

         The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. Moreover, estimates of reserves may increase or decrease as a result of future operations.

FUTURE PRODUCTION RATES

         Initial production rates are based on the current producing rates for those wells now on production. Test data and other related information were used to estimate the anticipated initial production rates for those wells or locations which are not currently producing. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by Mariner.

         In general, we estimate that future gas production rates limited by allowables or marketing conditions will continue to be the same as the average rate for the latest available 12 months of actual production until such time that the well or wells are incapable of producing at this rate. The well or wells were then projected to decline at their decreasing delivery capacity rate. Our general policy on estimates of future gas production rates is adjusted when necessary to reflect actual gas market conditions in specific cases.

         The future production rates from wells now on production may be more or less than estimated because of changes in market demand or allowables set by regulatory bodies. Wells or locations which are not currently producing may start producing earlier or later than anticipated in our estimates of their future production rates.

HYDROCARBON PRICES

         Mariner furnished us with prices in effect at January 1, 1999 and these prices were held constant except for known and determinable escalations. In accordance with Securities and Exchange Commission guidelines, changes in liquid and gas prices subsequent to December 31, 1998 were not taken into account in this report. Future prices used in this report are discussed in more detail in the attached "Reserve Definitions and Pricing Assumptions".

COSTS

         Operating costs for the leases and wells in this report are based on the operating expense reports of Mariner and include only those costs directly applicable to the leases or wells. When applicable, the operating costs include a portion of general and administrative costs allocated directly to the leases and wells under terms of operating agreements. No deduction was made for indirect costs such as general administration and overhead expenses, loan repayments, interest expenses, and exploration and development prepayments that are not charged directly to the leases or wells.

March 29, 1999
Page 2


         Development costs were furnished to us by Mariner and are based on authorizations for expenditure for the proposed work or actual costs for similar projects. Three offshore undeveloped fields, Ewing Bank 966, Mississippi Canyon 718 and Galveston Island 144, have relatively large capital expense requirements which have been allocated to both the proved and probable categories. In these three cases, two thirds of the total field development costs were allocated to proved and one third of the costs were allocated to probable. The estimated net cost of abandonment after salvage was included for properties where abandonment costs net of salvage are significant. The estimates of the net abandonment costs furnished by Mariner were accepted without independent verification.

         Current costs were held constant throughout the life of the properties.

GENERAL

         Table A presents a one line summary of proved reserve and income data for each of the subject properties which are ranked according to their future net income discounted at 10 percent per year. Table B presents a one line summary of gross and net reserves and income data for each of the subject properties. Table C presents a one line summary of initial basic data for each of the subject properties. Tables 1 through 320 in our report present our estimated projection of production and income by years beginning January 1, 1999, by state, field, and lease or well.

         While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may also increase or decrease from existing levels, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

         The estimates of reserves presented herein were based upon a detailed study of the properties in which Mariner owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities which may exist nor were any costs included for potential liability to restore and clean up damages, if any, caused by past operating practices. Mariner has informed us that they have furnished us all of the accounts, records, geological and engineering data, and reports and other data required for this investigation. The ownership interests, prices, and other factual data furnished by Mariner were accepted without independent verification. The estimates presented in this report are based on data available through December 1998.

         Neither we nor any of our employees have any interest in the subject properties and neither the employment to make this study nor the compensation is contingent on our estimates of reserves and future income for the subject properties.

March 29, 1999
Page 2


         This report was prepared for the exclusive use and sole benefit of Mariner Energy, Inc.. The data, work papers, and maps used in this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

                                                Very truly yours,

                                                RYDER SCOTT COMPANY
                                                PETROLEUM  ENGINEERS

                                                /s/ Timothy J. Torres

                                                Timothy J. Torres, P.E.
                                                Petroleum Engineer
JRW/sw


Approved:

/s/ John R. Warner
--------------------------------
John R. Warner, P.E.
Senior Vice President

                            DEFINITIONS OF RESERVES




PROVED RESERVES  (SEC DEFINITION)

         Proved reserves of crude oil, condensate, natural gas, and natural gas liquids are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalation based on future conditions.

         Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. In certain instances, proved reserves are assigned on the basis of a combination of core analysis and electrical and other type logs which indicate the reservoirs are analogous to reservoirs in the same field which are producing or have demonstrated the ability to produce on a formation test. The area of a reservoir considered proved includes (1) that portion delineated by drilling and defined by fluid contacts, if any, and (2) the adjoining portions not yet drilled that can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of data on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

         Reserves that can be produced economically through the application of improved recovery techniques are included in the proved classification when these qualifications are met: (1) successful testing by a pilot project or the operation of an installed program in the reservoir provides support for the engineering analysis on which the project or program was based, and (2) it is reasonably certain the project will proceed. Improved recovery includes all methods for supplementing natural reservoir forces and energy, or otherwise increasing ultimate recovery from a reservoir, including (1) pressure maintenance, (2) cycling, and (3) secondary recovery in its original sense. Improved recovery also includes the enhanced recovery methods of thermal, chemical flooding, and the use of miscible and immiscible displacement fluids.

         Proved natural gas reserves are comprised of non-associated, associated and dissolved gas. An appropriate reduction in gas reserves has been made for the expected removal of natural gas liquids, for lease and plant fuel, and for the exclusion of non-hydrocarbon gases if they occur in significant quantities and are removed prior to sale. Estimates of proved reserves do not include crude oil, natural gas, or natural gas liquids being held in underground or surface storage.

         Proved reserves are estimates of hydrocarbons to be recovered from a given date forward. They may be revised as hydrocarbons are produced and additional data become available.

                           RESERVE STATUS CATEGORIES



         Reserve status categories define the development and producing status of wells and/or reservoirs.

PROVED DEVELOPED  (SEC DEFINITION)

         Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

         Developed reserves may be subcategorized as producing or non-producing using the SPE/SPEE Definitions:

         Producing

         Producing reserves are expected to be recovered from completion intervals open at the time of the estimate and producing. Improved recovery reserves are considered to be producing only after an improved recovery project is in operation.

         Non-Producing

         Non-producing reserves include shut-in and behind pipe reserves. Shut-in reserves are expected to be recovered from completion intervals open at the time of the estimate, but which had not started producing, or were shut-in for market conditions or pipeline connection, or were not capable of production for mechanical reasons, and the time when sales will start is uncertain. Behind pipe reserves are expected to be recovered from zones behind casing in existing wells, which will require additional completion work or a future recompletion prior to the start of production.

PROVED UNDEVELOPED  (SEC DEFINITION)

         Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with reasonable certainty that there is continuity of production from the existing productive formation. Estimates for proved undeveloped reserves are attributable to any acreage for which an application of fluid injection or other improved technique is contemplated, only when such techniques have been proved effective by actual tests in the area and in the same reservoir.

                         HYDROCARBON PRICING PARAMETERS

                 SECURITIES AND EXCHANGE COMMISSION PARAMETERS



OIL AND CONDENSATE

         Mariner furnished us with oil and condensate prices in effect at January 1, 1999 and these prices were held constant to depletion of the properties. In accordance with Securities and Exchange Commission guidelines, changes in liquid prices subsequent to January 1, 1999 were not considered in this report.

PLANT PRODUCTS

         Mariner furnished us with plant product prices in effect at January 1, 1999 and these prices were held constant to depletion of the properties.

GAS

         Mariner furnished us with gas prices in effect at January 1, 1999 and with its forecasts of future gas prices which take into account SEC guidelines, current spot market prices, contract prices, and fixed and determinable price escalations where applicable. In accordance with SEC guidelines, the future gas prices used in this report make no allowances for future gas price increases which may occur as a result of inflation nor do they make any allowance for seasonal variations in gas prices which may cause future yearly average gas prices to be somewhat lower than January 1, 1999 gas prices. For gas sold under contract, the contract gas price including fixed and determinable escalations, exclusive of inflation adjustments, was used until the contract expires and then was adjusted to the current market price for the area and held at this adjusted price to depletion of the reserves.

                              MARINER ENERGY, INC.









                                   Estimated

                           Future Reserves and Income

                            Attributable to Certain

                              Leasehold Interests






                                (SEC Parameters)



                                     As of

                                January 1, 1999

[LOGO]   [RYDER SCOTT COMPANY LETTERHEAD]



                                              March 29, 1999



Mariner Energy, Inc.
580 WestLake Park Blvd., Suite 1300
Houston, Texas  77079

Gentlemen:

         At your request, we have prepared an estimate of the reserves, future production, and income attributable to certain leasehold interests of Mariner Energy, Inc. (Mariner) as of January 1, 1999. The subject properties are located in the states of Louisiana, Mississippi, and Texas and in the federal waters offshore Louisiana and Texas. The income data were estimated using the Securities and Exchange Commission (SEC) guidelines for future price and cost parameters.

         The estimated reserves and future income amounts presented in this report are related to hydrocarbon prices. December 1998 hydrocarbon prices were used in the preparation of this report as required by SEC guidelines; however, actual future prices may vary significantly from December 1998 prices. Therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly from the estimated quantities presented in this report. The results of this study are summarized below.

                                 SEC PARAMETERS
                     Estimated Net Reserves and Income Data
                         Certain Leasehold Interests of
                              MARINER ENERGY, INC.
                             As of January 1, 1999

                                                                   Proved
                                           ------------------------------------------------------
                                                   Developed                     Total
                                           --------------------------- --------------------------
                                            Producing    Non-Producing  Undeveloped     Proved
                                           ------------  ------------- ------------  ------------
NET REMAINING RESERVES
Oil/Condensate - Barrels                      2,282,975       582,551     6,472,846     9,338,372
Plant Products - Barrels                         10,329        10,580             0        20,909
Gas - MMCF                                       57,082        28,942        42,871       128,895

INCOME DATA
Future Gross Revenue                       $150,978,685  $ 65,653,902  $157,499,321  $374,131,908
Deductions                                   44,159,398    24,415,844   106,555,833   175,131,075
                                           ------------  ------------  ------------  ------------
Future Net Income (FNI)                    $106,819,287  $ 41,238,058  $ 50,943,488  $199,000,833

Discounted FNI @ 10%                       $ 86,947,896  $ 33,976,023  $ 26,705,382  $147,629,301

         Liquid hydrocarbons are expressed in standard 42 gallon barrels. All gas volumes are sales gas expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located.

March 29, 1999
Page 2


         The future gross revenue is after the deduction of production taxes. The deductions are comprised of the normal direct costs of operating the wells, ad valorem taxes, recompletion costs, development costs, and certain abandonment costs net of salvage. The future net income is before the deduction of state and federal income taxes and general administrative overhead, and has not been adjusted for outstanding loans that may exist nor does it include any adjustment for cash on hand or undistributed income. No attempt was made to quantify or otherwise account for any accumulated gas production imbalances that may exist. Gas reserves account for approximately 74.7 percent of the total future gross revenue from proved reserves. Liquid hydrocarbon reserves account for approximately 25.2 percent and plant product reserves account for the remaining 0.1 percent of total future gross revenue from proved reserves.

         The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded monthly. Future net income was discounted at four other discount rates which were also compounded monthly. These results are shown on each estimated projection of future production and income presented in a later section of this report and in summary form below.

                                            Discounted Future Net Income
                                               As of January 1, 1999
                                            ----------------------------
        Discount Rate                                  Total
           Percent                                     Proved
        -------------                               ------------
             15                                     $130,676,504
             20                                     $116,923,905
             25                                     $105,465,882
             30                                     $ 95,740,539

The results shown above are presented for your information and should not be construed as our estimate of fair market value.

RESERVES INCLUDED IN THIS REPORT

         The proved reserves included herein conform to the definition as set forth in the Securities and Exchange Commission's Regulation S-X Part 210.4-10
(a) as clarified by subsequent Commission Staff Accounting Bulletins. The definition of proved reserves is included in the attached "Reserve Definitions and Pricing Assumptions".

         The proved developed non-producing reserves included herein are comprised of shut-in and behind pipe categories. The various reserve status categories are defined in the attached "Reserve Definitions and Pricing Assumptions".

ESTIMATES OF RESERVES

         In general, the reserves included herein were estimated by performance methods or the volumetric method; however, other methods were used in certain cases where characteristics of the data indicated such other methods were more appropriate in our opinion. The reserves estimated by the performance method utilized extrapolations of various historical data in those cases where such data were definitive. Reserves were estimated by the volumetric method in those cases where there

March 29, 1999
Page 2


were inadequate historical performance data to establish a definitive trend or where the use of production performance data as a basis for the reserve estimates was considered to be inappropriate.

         The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. Moreover, estimates of reserves may increase or decrease as a result of future operations.

FUTURE PRODUCTION RATES

         Initial production rates are based on the current producing rates for those wells now on production. Test data and other related information were used to estimate the anticipated initial production rates for those wells or locations which are not currently producing. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by Mariner.

         In general, we estimate that future gas production rates limited by allowables or marketing conditions will continue to be the same as the average rate for the latest available 12 months of actual production until such time that the well or wells are incapable of producing at this rate. The well or wells were then projected to decline at their decreasing delivery capacity rate. Our general policy on estimates of future gas production rates is adjusted when necessary to reflect actual gas market conditions in specific cases.

         The future production rates from wells now on production may be more or less than estimated because of changes in market demand or allowables set by regulatory bodies. Wells or locations which are not currently producing may start producing earlier or later than anticipated in our estimates of their future production rates.

HYDROCARBON PRICES

         Mariner furnished us with prices in effect at January 1, 1999 and these prices were held constant except for known and determinable escalations. In accordance with Securities and Exchange Commission guidelines, changes in liquid and gas prices subsequent to December 31, 1998 were not taken into account in this report. Future prices used in this report are discussed in more detail in the attached "Reserve Definitions and Pricing Assumptions".

COSTS

         Operating costs for the leases and wells in this report are based on the operating expense reports of Mariner and include only those costs directly applicable to the leases or wells. When applicable, the operating costs include a portion of general and administrative costs allocated directly to the leases and wells under terms of operating agreements. No deduction was made for indirect costs such as general administration and overhead expenses, loan repayments, interest expenses, and exploration and development prepayments that are not charged directly to the leases or wells.

March 29, 1999
Page 2


         Development costs were furnished to us by Mariner and are based on authorizations for expenditure for the proposed work or actual costs for similar projects. Three offshore undeveloped fields, Ewing Bank 966, Mississippi Canyon 718 and Galveston Island 144, have relatively large capital expense requirements which have been allocated to both the proved and probable categories. In these three cases, two thirds of the total field development costs were allocated to proved and one third of the costs were allocated to probable. The estimated net cost of abandonment after salvage was included for properties where abandonment costs net of salvage are significant. The estimates of the net abandonment costs furnished by Mariner were accepted without independent verification.

         Current costs were held constant throughout the life of the properties.

GENERAL

         Table A presents a one line summary of proved reserve and income data for each of the subject properties which are ranked according to their future net income discounted at 10 percent per year. Table B presents a one line summary of gross and net reserves and income data for each of the subject properties. Table C presents a one line summary of initial basic data for each of the subject properties. Tables 1 through 320 in our report present our estimated projection of production and income by years beginning January 1, 1999, by state, field, and lease or well.

         While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may also increase or decrease from existing levels, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

         The estimates of reserves presented herein were based upon a detailed study of the properties in which Mariner owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities which may exist nor were any costs included for potential liability to restore and clean up damages, if any, caused by past operating practices. Mariner has informed us that they have furnished us all of the accounts, records, geological and engineering data, and reports and other data required for this investigation. The ownership interests, prices, and other factual data furnished by Mariner were accepted without independent verification. The estimates presented in this report are based on data available through December 1998.

         Neither we nor any of our employees have any interest in the subject properties and neither the employment to make this study nor the compensation is contingent on our estimates of reserves and future income for the subject properties.

March 29, 1999
Page 2


         This report was prepared for the exclusive use and sole benefit of Mariner Energy, Inc.. The data, work papers, and maps used in this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

                                                Very truly yours,

                                                RYDER SCOTT COMPANY
                                                PETROLEUM  ENGINEERS

                                                /s/ Timothy J. Torres

                                                Timothy J. Torres, P.E.
                                                Petroleum Engineer
JRW/sw


Approved:

/s/ John R. Warner
--------------------------------
John R. Warner, P.E.
Senior Vice President

                            DEFINITIONS OF RESERVES




PROVED RESERVES  (SEC DEFINITION)

         Proved reserves of crude oil, condensate, natural gas, and natural gas liquids are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalation based on future conditions.

         Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. In certain instances, proved reserves are assigned on the basis of a combination of core analysis and electrical and other type logs which indicate the reservoirs are analogous to reservoirs in the same field which are producing or have demonstrated the ability to produce on a formation test. The area of a reservoir considered proved includes (1) that portion delineated by drilling and defined by fluid contacts, if any, and (2) the adjoining portions not yet drilled that can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of data on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

         Reserves that can be produced economically through the application of improved recovery techniques are included in the proved classification when these qualifications are met: (1) successful testing by a pilot project or the operation of an installed program in the reservoir provides support for the engineering analysis on which the project or program was based, and (2) it is reasonably certain the project will proceed. Improved recovery includes all methods for supplementing natural reservoir forces and energy, or otherwise increasing ultimate recovery from a reservoir, including (1) pressure maintenance, (2) cycling, and (3) secondary recovery in its original sense. Improved recovery also includes the enhanced recovery methods of thermal, chemical flooding, and the use of miscible and immiscible displacement fluids.

         Proved natural gas reserves are comprised of non-associated, associated and dissolved gas. An appropriate reduction in gas reserves has been made for the expected removal of natural gas liquids, for lease and plant fuel, and for the exclusion of non-hydrocarbon gases if they occur in significant quantities and are removed prior to sale. Estimates of proved reserves do not include crude oil, natural gas, or natural gas liquids being held in underground or surface storage.

         Proved reserves are estimates of hydrocarbons to be recovered from a given date forward. They may be revised as hydrocarbons are produced and additional data become available.

                           RESERVE STATUS CATEGORIES



         Reserve status categories define the development and producing status of wells and/or reservoirs.

PROVED DEVELOPED  (SEC DEFINITION)

         Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

         Developed reserves may be subcategorized as producing or non-producing using the SPE/SPEE Definitions:

         Producing

         Producing reserves are expected to be recovered from completion intervals open at the time of the estimate and producing. Improved recovery reserves are considered to be producing only after an improved recovery project is in operation.

         Non-Producing

         Non-producing reserves include shut-in and behind pipe reserves. Shut-in reserves are expected to be recovered from completion intervals open at the time of the estimate, but which had not started producing, or were shut-in for market conditions or pipeline connection, or were not capable of production for mechanical reasons, and the time when sales will start is uncertain. Behind pipe reserves are expected to be recovered from zones behind casing in existing wells, which will require additional completion work or a future recompletion prior to the start of production.

PROVED UNDEVELOPED  (SEC DEFINITION)

         Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with reasonable certainty that there is continuity of production from the existing productive formation. Estimates for proved undeveloped reserves are attributable to any acreage for which an application of fluid injection or other improved technique is contemplated, only when such techniques have been proved effective by actual tests in the area and in the same reservoir.

                         HYDROCARBON PRICING PARAMETERS

                 SECURITIES AND EXCHANGE COMMISSION PARAMETERS



OIL AND CONDENSATE

         Mariner furnished us with oil and condensate prices in effect at January 1, 1999 and these prices were held constant to depletion of the properties. In accordance with Securities and Exchange Commission guidelines, changes in liquid prices subsequent to January 1, 1999 were not considered in this report.

PLANT PRODUCTS

         Mariner furnished us with plant product prices in effect at January 1, 1999 and these prices were held constant to depletion of the properties.

GAS

         Mariner furnished us with gas prices in effect at January 1, 1999 and with its forecasts of future gas prices which take into account SEC guidelines, current spot market prices, contract prices, and fixed and determinable price escalations where applicable. In accordance with SEC guidelines, the future gas prices used in this report make no allowances for future gas price increases which may occur as a result of inflation nor do they make any allowance for seasonal variations in gas prices which may cause future yearly average gas prices to be somewhat lower than January 1, 1999 gas prices. For gas sold under contract, the contract gas price including fixed and determinable escalations, exclusive of inflation adjustments, was used until the contract expires and then was adjusted to the current market price for the area and held at this adjusted price to depletion of the reserves.

                              MARINER ENERGY, INC.









                                   Estimated

                           Future Reserves and Income

                            Attributable to Certain

                              Leasehold Interests






                                (SEC Parameters)



                                     As of

                                January 1, 1999